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                                                                    Exhibit 99.1

[THE HOME DEPOT LOGO]




              THE HOME DEPOT COMPLETES ACQUISITION OF HUGHES SUPPLY COMPANIES INTEGRATE TO FORM THE NATION'S LARGEST DIVERSIFIED DISTRIBUTOR
                OF CONSTRUCTION, REPAIR AND MAINTENANCE PRODUCTS

         ATLANTA, MARCH 31, 2006 - The Home Depot(R), the world's largest home improvement retailer, announced today completion of its acquisition of Hughes Supply, Inc., a leading distributor of construction, repair and maintenance products. In accordance with the terms of the agreement as announced on January 10, 2006, The Home Depot acquired Hughes Supply for aggregate consideration of $3.51 billion, including the payment of $46.50 per outstanding share and the assumption of $325 million in net debt.

         Hughes Supply and Home Depot Supply will be combined to create a division that serves business-to-business customers, including home builders, professional contractors, municipalities and maintenance professionals. Both companies have already built leadership positions in a range of markets, and the combination of the two will provide customers with a continuum of products and services from infrastructure through construction to lifetime maintenance.

         The close of the Hughes Supply transaction marks the largest acquisition ever by The Home Depot, more than doubling the size of Home Depot Supply. The newly combined organization has more than 20,000 employees in more than 900 locations with projected 2006 combined sales approaching $12 billion.

         "Home Depot Supply and Hughes Supply are a great strategic fit, and this acquisition is an important element of our growth strategy to expand our presence in the $410 billion professional market," said Bob Nardelli, chairman, president & CEO of The Home Depot. "We plan to repeat in the professional space the same type of market transformation The Home Depot pioneered and executed in the do-it-yourself retail space. We know that joining forces with Hughes Supply, a great company with a proven leadership team, a solid supplier base and a reputation for excellent customer service, will help us reach our goal."

         As a leading distributor of infrastructure, construction, repair and maintenance-related products with a 78-year history, Hughes Supply operates in 40 states with over 500 locations. The integration adds to Home Depot Supply's strong positions in waterworks, non-industrial facility maintenance, professional construction supply and plumbing, while adding new platforms in electric utilities, industrial pipes, valves and fittings, and electrical products distribution.

         "The Hughes Supply acquisition provides scale to accelerate the execution of Home Depot Supply's strategy and immediately gives us an unparalleled national footprint of more than 900 locations," said Joe DeAngelo, executive vice president, Home Depot Supply. "As we forge a new, combined team unlike anything our industry has ever seen, we will continue to honor our proud past as we embrace our bright future. Together, we will provide local, national and government customers with the broadest range of products and the best customer service in the marketplace. Our team of talented, committed associates is the key to success, and I'm looking forward to what we will accomplish together."

         DeAngelo identified four specific steps Home Depot Supply is taking to support its plan to become the world's largest diversified wholesale distributor, with more than 1,500 locations, and to grow sales to $23 billion - $28 billion, or 18 percent-19 percent of The Home Depot's overall sales by 2010:

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         -        Expand every business into new geographies and increase
                  productivity of every location by adding product adjacencies

         - Establish a portfolio of pro platforms covering every phase of execution from infrastructure to construction to lifetime maintenance

         - Deliver compelling customer productivity by building upon great established relationships in each market that are enhanced by customer-facing digital tools

         - Ensure low-cost provider status by leveraging the entire supply chain of The Home Depot

The Home Depot funded the acquisition with proceeds from $4 billion in senior notes ($1 billion in 5-year notes and $3 billion in 10-year notes) issued March 24, 2006, pursuant to the company's $5 billion shelf registration. The deal will be accretive to earnings per share within its first year.

Visit www.thehomedepotsupply.com or www.hughessupply.com for more information.

#20 Car Celebrates Home Depot Supply and Hughes Supply
In celebration of the closing and to honor all Home Depot Supply and Hughes Supply associates, The Home Depot-sponsored #20 car, driven by 2005 NASCAR Nextel Cup champion, Tony Stewart, will carry both organizations' logos at the NASCAR race at the Martinsville Speedway on Sunday, April 2.

About Home Depot Supply
Home Depot Supply is the business-to-business division of The Home Depot and is a key component of the company's long-term growth strategy to expand its reach into new markets. Over the past few years, it has built a leadership position in a range of markets serving business-to-business customers, such as maintenance and repair professionals, home builders, professional contractors, municipalities and commercial builders.

About The Home Depot
Founded in 1978, The Home Depot(R) is the world's largest home improvement specialty retailer and the second largest retailer in the United States, with fiscal 2005 sales of $81.5 billion. The company employs approximately 345,000 associates and has 2,056 stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, 10 Canadian provinces and Mexico. Through its Home Depot Supply Division, the company operates one of the nation's largest diversified wholesale distributors, with operations in 41 states and Canada. The Home Depot has been recognized by FORTUNE magazine as the No. 1 Most Admired Specialty Retailer and the No. 13 Most Admired Corporation in America for 2006. Its stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

Certain statements contained herein, including any statements related to growth, earnings per share, future financial reporting, the integration of Hughes Supply, the accounting and financial impact of the acquisition, strategic direction, new location openings and the demand for products and services, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and expectations. These risks and uncertainties include, but are not limited to: economic conditions in North America; changes in our cost structure; the availability of sourcing channels consistent with our strategy of differentiation; conditions affecting new store development, such as our ability to find suitable store locations and obtain all required permits; weather conditions; the success of our technology initiatives in improving and streamlining operations; our ability to identify and respond to evolving trends in demographics and consumer preferences; the relative success of our expansion strategy, including our ability to identify acquisition opportunities and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses; our ability to attract, train and retain highly qualified associates; the impact of new accounting standards; the impact of competition; and decisions by management related to possible asset impairments, regulation and litigation matters. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006.


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For more information, contact:

Financial Community                                  News Media
Diane Dayhoff                                        Paula Smith
Vice President of Investor Relations                 Public Relations Manager
(770) 384-2666                                       (941) 284-4999
diane_dayhoff@homedepot.com                          paula_c_smith@homedepot.com